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Exhibit 99.1

                          INDEPENDENT AUDITOR'S REPORT


To the Board of Directors
First Sterling Banks, Inc. and Subsidiaries
Kennesaw, Georgia

            We have audited the accompanying consolidated balance sheets of FIRST STERLING BANKS, INC. AND SUBSIDIARIES as of December 31, 1999 and 1998, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements for Georgia Bancshares, Inc. which statements reflect total assets of $82,572,113 as of December 31, 1998 and net interest income of $3,541,715 and $2,940,320 for the years ended December 31, 1998 and 1997, respectively. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to data included for Georgia Bancshares, Inc., is based solely on the report of other auditors.

            We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

            In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of First Sterling Banks, Inc. and Subsidiaries as of December 31, 1999 and 1998, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1999, in conformity with generally accepted accounting principles.

                                                      /s/ MAULDIN & JENKINS, LLC

Atlanta, Georgia
January 27, 2000